UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

On January 19, 2007, Iron Mountain Incorporated (the “Company”) completed its offering of €225,000,000 in aggregate principal amount of its 6-3/4% Senior Subordinated Notes due 2018 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of January 11, 2007, among the Company, the Guarantors named therein, Bear, Stearns International Limited, Barclays Bank PLC, HSBC Bank plc, J.P. Morgan Securities Ltd., The Royal Bank of Scotland plc, BNP Paribas Securities Corp., Calyon Securities (USA) Inc., HBOS Treasury Services plc and Lloyds TSB Bank plc, as underwriters and Bear, Stearns & Co., Inc. as qualified independent underwriter. The Notes were issued under a Senior Subordinated Indenture, dated as of December 30, 2002, by and among the Company, the Guarantors named therein and The Bank of New York Trust Company, N.A. (the “BONY Trust”), as trustee, as supplemented by the Fifth Supplemental Indenture, dated as of January 19, 2007 (the “Supplemental Indenture”), by and among the Company, the Guarantors named therein and the BONY Trust, as trustee. The Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Fifth Supplemental Indenture, dated as of January 19, 2007, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ John F. Kenny, Jr. Name: John F. Kenny, Jr. Title: Executive Vice President and Chief Financial Officer

Date: January 24, 2007